RAMPART CAPITAL CORPORATION (LOGO)

INCORPORATED UNDER THE LAWS OF THE STATE OF TEXAS

COMMON STOCK

CUSIP 751569 10 4

This certifies that

Is the owner of

FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK OF THE PAR VALUE OF $.01 PER SHARE OF

RAMPART CAPITAL CORPORATION, transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsee. This certificate and the shares represented hereby are issued under and shall be subject to all of the provisions of the articles of Incorporation and By-laws of the Corporation and any amendments thereto to which the holder by acceptance hereof assents. This certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

SEAL              C. W. Janke, Chairman    J. H. Carpenter  President/Secretary

Countersigned and registered
American Stock Transfer & Trust Company
(New York ( N. Y.)
Transfer Agent and Registrar
Authorized Signature

Reverse

RAMPART CAPITAL CORPORATION

THE ARTICLES OF INCORPORATION ON FILE WITH THE SECRETARY OF STATE OF TEXAS SET FORTH IN FULL (A) THE DENIAL TO THE SHAREHOLDER OF PRE-EMPTIVE RIGHTS TO ACQUIRE UNISSUED OR TREASURY SHARES OF THE CORPORATION, (B) THE DENIAL OF THE RIGHT OF CUMULATIVE VOTING, AND (C) THE TWO CLASSES OF STOCK AUTHORIZED, COMMON STOCK AND PREFERRED STOCK. THE BOARD OF DIRECTORS IS AUTHORIZED TO FIX AND DETERMINE THE NUMBER OF SHARES AND THE DESIGNATION OF ANY SERIES OF PREFERRED STOCK AND TO DETERMINE THE RIGHTS, PREFERENCES, PRIVILEGES AND RESTRICTIONS GRANTED TO OR IMPOSED ON ANY SERIES OF PREFERRED STOCK. THE CORPORATION WILL FURNISH A FULL COPY OF SUCH STATEMENTS TO THE RECORD HOLDER OF THIS CERTIFICATE WITHOUT CHARGE UPON WRITTEN REQUEST TO THE CORPORATION AT ITS PRINCIPAL PLACE OF BUSINESS OR REGISTERED OFFICE.

The following abbreviations when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable law or regulations: TEN COM-as tenants in common UNIF GIFT MIN ACT _______ (Custodian)_________(Minor) TEN ENT-as tenants by the entireties under unifirm gifts to minors JT TEN-as joint tenants with right of survivorship act _________ State and not as tenants in common